UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 24, 2011

GENCO SHIPPING & TRADING LIMITED
(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-33393	98-043-9758
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 20th Floor (Address of Principal Executive Offices)	10171 (Zip Code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

Genco Shipping & Trading Limited (the “Company”) is providing updated information for the calculation of diluted earnings per share under the “if-converted” method as previously disclosed in its earnings presentation for the third quarter of 2010. The “if-converted” method assumes that 100% of the debt under the Company’s 5.00% Convertible Senior Notes due August 15, 2015 (the “Notes”) is converted into shares of the Company’s common stock at the beginning of the period, which increases the diluted shares outstanding. The calculation adjusts net income by adding back cash and non-cash interest expense on the income statement associated with the debt under the Notes. The Company is disclosing that the weighted average number of shares and share equivalents to be used for the calculation of diluted earnings per share for the fourth quarter of 2010 is 41,598,695. This represents a weighted average of 35,221,144 common shares outstanding during the quarter plus 6,377,551 common shares attributable to the assumed conversion of the Notes under the if-converted method. Additionally, $2,712,755 of interest expense associated with the Notes should be added back to net income attributable to the Company to calculate diluted earnings per share for the fourth quarter of 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE:  January 24, 2011

/s/ John C. Wobensmith
John C. Wobensmith
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)